Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-124197 of our report dated April 12, 2005 relating to the financial statements of AtriCure, Inc. appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 13, 2005